Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

OVERVIEW

On June 30, 2023, Farmer Bros. Co., a Delaware corporation (the “Company”), completed the previously announced sale of certain assets of the Company related to its direct ship and private label business (collectively “DS”), including the Company’s production facility and corporate office building in Northlake, Texas (the “Sale”), through an Asset Purchase Agreement (as amended, the “Purchase Agreement”) with TreeHouse Foods, Inc., a Delaware corporation (the “Buyer”). The aggregate purchase price consists of $100.0 million in cash, subject to certain adjustments, including a reduction for liabilities associated with a specified retained litigation matter. The Company received $92.2 million in cash (subject to certain adjustments and assuming full release of the $2.0 million placed into an escrow account for satisfying adjustments, if any, to the purchase price under the Purchase Agreement), after estimated transaction-related expenses of $7.8 million related to the Sale.

BASIS OF PRESENTATION

The following unaudited pro forma condensed consolidated financial statements of the Company were derived from its historical consolidated financial statements and are being presented to give effect to the Sale. The unaudited pro forma condensed consolidated statements of operations for the nine months ended March 31, 2023 and for each of the three years ended June 30, 2022, 2021, and 2020, reflect the Company’s results as if the Sale had occurred on July 1, 2019. The unaudited pro forma condensed consolidated balance sheet as of March 31, 2023 gives effect to the Sale as if it occurred on that date. The estimated loss on sale in connection with the transaction is reflected in the unaudited pro forma condensed consolidated balance sheet within retained earnings. The estimated loss on sale is not reflected in the unaudited pro forma condensed consolidated statements of operations as it does not have a continuing impact on the Company’s results.

The unaudited pro forma condensed consolidated financial statements give effect to the Sale including: (i) the elimination of the historical DS financial results on a carve-out basis; and (ii) the adjustments to the DS carve-out financial statements to meet the requirements of discontinued operations; and (iii) the transfer of certain assets and liabilities between the Company and the Buyer upon the closing of the transactions contemplated by the Purchase Agreement. The Company has entered into (i) a Transition Services Agreement with the Buyer pursuant to which the Company will provide the Buyer certain specified services on a temporary basis, (ii) a Co-Manufacturing Agreement with the Buyer pursuant to which the Company and the Buyer will manufacture certain products for each other on a temporary basis and (iii) a Lease Agreement with the Buyer pursuant to which the Company will lease office space from the Buyer on a temporary basis.. Each of these transition services are not recurring in nature and as such have not been included in the pro forma adjustments. Additionally, the Company is required to utilize all of the cash proceeds from the Sale to fully extinguish its outstanding term loan with the remaining proceeds to repay a portion of the outstanding revolving credit facility and the related estimated reduction to interest expense. The adjustments related to the paydown of the Company’s debt are reflected in a separate column as “Pro Forma Adjustments for Debt Paydown” within the unaudited pro forma condensed consolidated balance sheet and unaudited pro forma condensed consolidated statements of operations.

The unaudited pro forma condensed consolidated financial information are subject to the assumptions and adjustments described in the accompanying notes. These assumptions and adjustments are based on information presently available. The unaudited pro forma condensed consolidated financial statements are based on the historical financial statements of the Company for each period presented and in the opinion of management, all adjustments and disclosures necessary for a fair presentation of the pro forma data based on information available at the time have been made.

The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the results of operations that would have been achieved had the events reflected been completed as of the dates indicated or of the results that may be obtained in the future. These unaudited pro forma condensed consolidated financial statements and the notes thereto should be read together with the Company’s audited consolidated financial statements and the notes thereto as of and for the year ended June 30, 2022, and Management’s Discussion and Analysis (“MD&A”) included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2022, as well as the Company’s unaudited consolidated financial statements and the notes thereto as of and for the nine months ended March 31, 2023, and Management’s Discussion and Analysis included in the Company’s Quarterly Report on Form10-Q for the quarter ended March 31, 2023.

FARMER BROS. CO.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except share and per share amounts)

	For the nine months ended March 31, 2023
	Farmer Bros. Historical	Pro Forma Adjustments		Pro Forma Adjustments for Debt Paydown		Pro Forma
Net Sales	$378,306	$(121,119	)(a)	$-		$257,187
Cost of Goods Sold	292,648	(125,522	)(a)	-		167,126
Gross profit	85,658	4,403		-		90,061
Selling expenses	83,136	(3,905	)(b)	-		79,231
General and administrative expenses	30,858	(5,004	)(b)	-		25,854
(Gain) loss on sale of assets	(7,685)	-		-		(7,685)
Operating expense	106,309	(8,909)		-		97,400
Loss from operations	(20,651)	13,312		-		(7,339)
Other (expense) income:
Interest expense	(12,431)	749	(c)	4,367	(c)	(7,315)
Other, net	791	(861	)(d)	-		(70)
Total other (expense) income	(11,640)	(112)		4,367		(7,385)
Loss before taxes	(32,291)	13,200		4,367		(14,724)
Income tax (benefit) expense	113	-		-		113
Net Income (loss)	$(32,404)	$13,200		$4,367		$(14,837)
Net income (loss) available to common stockholders	$(32,404)	$13,200		$4,367		$(14,837)
Net loss available to common stockholders per common share—basic	$(1.66)					$(0.76)
Net loss available to common stockholders per common share—diluted	$(1.66)					$(0.76)
Weighted average common shares outstanding—basic	19,467,022					19,467,022
Weighted average common shares outstanding—diluted	19,467,022					19,467,022

FARMER BROS. CO.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except share and per share amounts)

	For the year ended June 30, 2022
	Farmer Bros. Historical	Pro Forma Adjustments		Pro Forma Adjustments for Debt Paydown		Pro Forma
Net Sales	$469,193	$(153,672	)(a)	$-		$315,521
Cost of Goods Sold	332,277	(155,386	)(a)	-		176,891
Gross profit	136,916	1,714		-		138,630
Selling expenses	107,277	(6,136	)(b)	-		101,141
General and administrative expenses	47,172	(6,563	)(b)	-		40,609
Net (gains) loss on sale of assets	(2,905)	-		-		(2,905)
Operating expense	151,544	(12,699)		-		138,845
Loss from operations	(14,628)	14,413		-		(215)
Other (expense) income:
Interest expense	(9,516)	335	(c)	3,481	(c)	(5,700)
Other, net	8,182	(42	)(d)	-		8,140
Total other (expense) income	(1,334)	293		3,481		2,440
Loss before taxes	(15,962)	14,706		3,481		2,225
Income tax (benefit) expense	(301)	51	(e)	-		(250)
Net Income (loss)	$(15,661)	$14,655		$3,481		$2,475
Net income (loss) available to common stockholders	$(16,255)	$14,655		$3,481		$1,881
Net income (loss) available to common stockholders per common share—basic	$(0.89)					$0.10
Net income (loss) available to common stockholders per common share—diluted	$(0.89)					$0.10
Weighted average common shares outstanding—basic	18,200,080					18,200,080
Weighted average common shares outstanding—diluted	18,200,080					18,889,740

FARMER BROS. CO.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except share and per share amounts)

	For the year ended June 30, 2021
	Farmer Bros. Historical	Pro Forma Adjustments		Pro Forma Adjustments for Debt Paydown		Pro Forma
Net Sales	$397,850	$(135,939	)(a)	$-		$261,911
Cost of Goods Sold	296,925	(133,019	)(a)	-		163,906
Gross profit	100,925	(2,920)		-		98,005
Selling expenses	95,503	(4,384	)(b)	-		91,119
General and administrative expenses	42,945	(4,592	)(b)	-		38,353
Net (gains) loss on sale of assets	(593)	-		-		(593)
Impairment of fixed assets	1,243	-		-		1,243
Operating expense	139,098	(8,976)		-		130,122
Loss from operations	(38,173)	6,056		-		(32,117)
Other (expense) income:
Interest expense	(15,962)	413	(c)	5,925	(c)	(9,624)
Postretirement benefits curtailment and pension settlement charge	6,359	-		-		6,359
Other, net	19,720	(334	)(d)	-		19,386
Total other (expense) income	10,117	79		5,925		16,121
Loss before taxes	(28,056)	6,135		5,925		(15,996)
Income tax (benefit) expense	13,595	289	(e)	-		13,884
Net Income (loss)	$(41,651)	$5,846		$5,925		$(29,880)
Net income (loss) available to common stockholders	$(42,225)	$5,846		$5,925		$(30,454)
Net loss available to common stockholders per common share—basic	$(2.39)					$(1.73)
Net loss available to common stockholders per common share—diluted	$(2.39)					$(1.73)
Weighted average common shares outstanding—basic	17,635,402					17,635,402
Weighted average common shares outstanding—diluted	17,635,402					17,635,402

FARMER BROS. CO.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except share and per share amounts)

	For the year ended June 30, 2020
	Farmer Bros. Historical	Pro Forma Adjustments		Pro Forma Adjustments for Debt Paydown		Pro Forma
Net Sales	$501,320	$(143,894	)(a)	$-		$357,426
Cost of Goods Sold	363,198	(140,527	)(a)	-		222,671
Gross profit	138,122	(3,367)		-		134,755
Selling expenses	121,762	(6,262	)(b)	-		115,500
General and administrative expenses	42,569	(4,738	)(b)	-		37,831
Net (gains) loss on sale of assets	(25,237)	-		-		(25,237)
Impairment of goodwill and intangible assets	42,030	-		-		42,030
Operating expense	181,124	(11,000)		-		170,124
Loss from operations	(43,002)	7,633		-		(35,369)
Other (expense) income:				-
Interest expense	(10,483)	154	(c)	3,959	(c)	(6,370)
Postretirement benefits curtailment and pension settlement charge	5,760	-		-		5,760
Other, net	10,443	9	(d)	-		10,452
Total other (expense) income	5,720	163		3,959		9,842
Loss before taxes	(37,282)	7,796		3,959		(25,527)
Income tax (benefit) expense	(195)	(10	)(e)	-		(205)
Net Income (loss)	$(37,087)	$7,806		$3,959		$(25,322)
Net income (loss) available to common stockholders	$(37,641)	$7,806		$3,959		$(25,876)
Net loss available to common stockholders per common share—basic	$(2.19)					$(1.50)
Net loss available to common stockholders per common share—diluted	$(2.19)					$(1.50)
Weighted average common shares outstanding—basic	17,205,849					17,205,849
Weighted average common shares outstanding—diluted	17,205,849					17,205,849

FARMER BROS. CO.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
(in thousands, except share and per share amounts)

	As of March 31, 2023
	Farmer Bros. Historical	Pro Forma Adjustments		Pro Forma Adjustments for Debt Paydown		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$7,256	$92,225	(f)	$(92,225	)(h)	$7,256
Accounts and notes receivable, net	54,098	(28,770	)(g)	-		25,328
Inventories	82,255	(30,000	)(g)	-		52,255
Other current assets	6,698	-		-		6,698
Total current assets	150,307	33,455		(92,225)		91,537
Property, plant and equipment, net	131,399	(88,786	)(g)	-		42,613
Other long-term assets	43,341	-		-		43,341
Total assets	$325,047	$(55,331)		$(92,225)		$177,491

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$65,145	$(21,374	)(g)	$-		$43,771
Accrued payroll expenses	8,329	(147	)(g)	-		8,182
Term loan - current	3,133	-		(3,133	)(h)	-
Other current liabilities	14,125	(508	)(g)	-		13,618
Total current liabilities	90,733	(22,029)		$(3,133)		65,571
Long-term borrowings under revolving credit facility	67,000	-		(47,680	)(h)	19,320
Term loan - noncurrent	41,412	-		(41,412	)(h)	-
Accrued pension liabilities	28,476	-		-		28,476
Other long-term liabilities	23,584	(735	)(i)	-		22,849
Total liabilities	$251,204	$(22,764)		$(92,225)		$136,214
Stockholders’ equity:
Preferred stock, $1.00 par value, 500,000 shares authorized; Series A Convertible Participating Cumulative Perpetual Preferred Stock, 21,000 shares authorized; no shares outstanding as of March 31, 2023 and 14,700 shares issued and outstanding as of June 30, 2022; liquidation preference of $17,346 as of June 30, 2022	-	-		-		-
Common stock, $1.00 par value, 50,000,000 shares authorized; 19,953,781 and 18,464,966 shares issued and outstanding as of March 31, 2023 and June 30, 2022, respectively	19,955	-		-		19,955
Additional paid-in capital	75,395	-		-		75,395
Retained earnings (deficit)	20,296	(32,567	)(i)	-		(12,271)
Less accumulated other comprehensive loss	(41,803)	-		-		(41,803)
Total stockholders’ equity	73,843	(32,567)		-		41,277
Total liabilities and stockholders’ equity	$325,047	$(55,331)		$(92,225)		$177,491

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following items resulted in adjustments in the unaudited pro forma condensed consolidated financial information:

Unaudited Pro Forma Condensed Consolidated Statement of Operations

(a) Adjustments represent the elimination of revenues and cost of goods sold attributable to DS.

(b) Adjustments represent the elimination of selling, general and administrative costs attributable to DS. Adjustments do not include general corporate and overhead costs that will have a continuing effect on the Company post-closing.

(c) Adjustments represent the elimination of interest expense directly attributable to DS as well as the elimination of interest expense allocated to the Company's DS business based on the ratio of the net assets attributable to DS to the Company’s consolidated net assets for each period consistent with accounting standards related to the presentation of discontinued operations.

(d) Adjustments represent the elimination of other income attributable to the DS.

(e) Adjustments represent the estimated income tax effect of the pro forma adjustments. The Company used the applicable statutory rate based on the jurisdiction in which the adjustment relates to reflect income taxes on the Sale activity.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

(f) Adjustment represents $100.0 million of cash consideration from the sale of DS (subject to certain adjustments and assuming full release of the $2.0 million placed into an escrow account for satisfying adjustments, if any, to the purchase price under the Purchase Agreement), less $7.8 million of estimated closing adjustments and costs directly associated with the transaction.

(g) Adjustments represent the elimination of specific assets and liabilities as a result of their transfer to the Buyer pursuant to the Sale.

(h) Adjustments represent the Company's use of the cash proceeds from the Sale to paydown the outstanding borrowings on the term loan and revolving credit facility.

(i) Adjustments reflect the pre-tax loss on sale of DS of $33.3 million calculated as reflected below. The proforma net loss of $32.6 million is reflected as an adjustment to retained earnings. This amount is based on historical information as of March 31, 2023 for the Company's carrying value. The actual net gain will be based on the Company's carrying value in DS as of June 30, 2023.

(in thousands)	March 31, 2023
Cash consideration received (net of selling expenses)	$92,225
Less: carrying value of DS ($147.5 million in assets less $22.0 million in liabilities)	125,527
Pro forma loss before income tax benefit	(33,302)
Benefit for income taxes	735
Pro forma net loss on sale	$(32,567)